SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of April 9, 2012 by and between GREEN POLKADOT BOX INCORPORATED, a Nevada corporation whose address is 629 East Quality Drive, Suite 103, American Fork, Utah

84003 (hereinafter referred to as “Debtor”), and WILLIAM ROBERTS, whose address is 6529 79th Place, Cabin John, Maryland 20818 (hereinafter referred to as “Secured Party”).

RECITALS:

WHEREAS, Secured Party has agreed to loan up to $500,000 (the “Loan”) to Debtor in accordance with the terms of a Secured Promissory Note and Loan Agreement in favor of Secured Party dated April 9, 2012 (the “Note”), a copy of which is attached hereto as Exhibit “A” and incorporated herein by this reference, with an initial advance of $300,000 on April 9, 2012 (the “Initial Advance”), and with subsequent advance in increments of $50,000 (the “Additional Advances”) in accordance with the terms of the Note; and

WHEREAS, in consideration of the Loan, Debtor has agreed to grant to Secured

Party a security interest in up to $800,000 of the inventory of Debtor (the “Inventory”), whether now existing or hereafter acquired at any time prior to repayment of the Loan and all interest thereon, and any and all proceeds received by the Company from the Inventory of Debtor (the “Collateral”) as security for the payment by Debtor of the Note; and

WHEREAS, Secured Party has wired the Initial Advance to Debtor’s bank account as set forth in the Note (the “Account”);

NOW THEREFORE, in consideration of their mutual promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT:

1.

Grant and Perfection of Security Interest in the Collateral.

1.1 Conditioned upon the execution of this Agreement and the Note by the parties and the receipt of the Initial Advance in the Account, Debtor grants to

Secured Party a security interest in $600,000 of the Collateral.  At such times as the

Secured Party makes Additional Advances to Debtor, the amount of Inventory added to the Collateral shall increase by $50,000 with each such Additional Advance up to a maximum of $800,000 of the Collateral.

1.2 Upon receipt of the Initial Advance in the Account, Debtor shall execute and deliver to Secured Party a Uniform Commercial Code Financing Statement on Form UCC-1 (the “Financing Statement”) with respect to $600,000 of the Collateral, in form and content acceptable to Secured Party. Debtor shall thereafter immediately file the Financing Statement with the Secretary of State of Nevada and Utah. At such times as the Secured Party makes Additional Advances to Debtor, Debtor shall amend the Financing Statement to cover an additional $50,000 of the Collateral up to a maximum of $800,000 of the Collateral.

2.

Acquisition and Preservation of the Collateral.

2.1 Debtor agrees to use 75% of the Loan proceeds exclusively for the acquisition of additional Inventory and to maintain at Debtor’s warehouse a minimum of $800,000 of Inventory, as measured by Debtor’s cost of acquisition of such Inventory

(the “Minimum Inventory”). Debtor agrees to provide quarterly reports on the amount and location of the Inventory acquired and sold with 45 days after the end of each fiscal quarter, in accordance with the filing requirements of Debtor in compliance with the Securities and Exchange Act of 1934, pursuant to which Debtor files quarterly statements with the Securities and Exchange Commission on Form 10-QSB, demonstrating maintenance of the Minimum Inventory.

2.2 Secured Party may at any time examine the Collateral and the books and records of Debtor with reference thereto.

2.3 At all times hereunder, Debtor shall keep the Collateral free of all tax liens and other involuntary liens and shall not lend, use, deliver or otherwise dispose of or transfer any interest in the Collateral, other than in the ordinary course of business, without the written consent of Secured Party.

3.

Release of the Collateral.  Concurrently with the payment of full by

Debtor of the Note, provided that Debtor is not then in default under the terms of the

Note or this Agreement, Secured Party agrees, to execute all documents and take any action necessary or appropriate to release the security interest of Secured Party in the Collateral.

4.

Default.

4.1 The occurrence of any of the following shall constitute an event of default by Debtor:

(i)

failure of Debtor to make payments when due as required by the Promissory Note,

(ii)

a material breach by Debtor of this Agreement, including but limited to failure to maintain the Minimum Inventory, or

(iii)

filing of a bankruptcy, insolvency or receivership by or against Debtor, which is not dismissed/released within 30 days after issuance.

5.

Remedies upon Default.

5.1      Upon the occurrence of an event of default by Debtor, Secured

Party, at his option, may, following 30 days written notice to Debtor, declare all amounts secured herein immediately due and payable. If the Promissory Note is not repaid in full when due, including all interest thereon, Debtor may take possession of and exercise his rights with respect to the Collateral.

5.2      Secured Party may also, in lieu thereof, require that Debtor sell the

Inventory that constitutes the Collateral hereunder on terms and conditions determined by Secured Party to an unrelated, third-party buyer selected by Secured Party, but which results in Secured Party receiving payment in full of all sums then remaining due under the Note.

6.

Miscellaneous.

6.1 Time, and each of the terms, covenants and conditions hereof, are hereby declared to be the essence of this contract. No waiver of any existing default shall be deemed to waive any subsequent default and all of the Secured Party’s rights hereunder are cumulative and not alternative.

6.2 All rights of the Secured Party hereunder shall inure to the benefit of Secured Party’s successors and assigns and all obligations of the Debtor shall bind Debtor’s successors or assigns.

6.3 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah.

6.4 The prevailing party in any dispute shall be entitled to recover costs and reasonable attorneys’ fees as determined by the trier of fact.

IN WITNESS WHEREOF, the parties have executed this Agreement on April 9,

2012.

SECURED PARTY:	DEBTOR:
GREEN POLKADOT BOX
INCORPORATED
/s/ William Roberts	By: /s/ Rod A. Smith
WILLIAM ROBERTS	Rod A. Smith, President